Exhibit 10.49

AMENDED AND RESTATED KB HOME
PERFORMANCE-BASED INCENTIVE PLAN FOR SENIOR MANAGEMENT
(as amended on April 13, 2017)

SECTION 1. Purpose. The purposes of the KB Home Performance-Based Incentive Plan for Senior Management (the “Plan”) are to promote the interests of KB Home and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such employees to participate in the long-term growth and financial success of the Company; and (iv) qualifying compensation paid under the Plan for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Plan is an amendment and restatement of the Kaufman and Broad Home Corporation Performance-Based Incentive Plan for Senior Management which shall be effective as of October 2, 2008 (the “Amendment Date”).

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Amendment Date” shall have the meaning set forth in Section 1 hereof.

“Award” shall mean any Performance-Based Bonus opportunity granted under the Plan, as well as any Option, Stock Appreciation Right, award of Restricted Stock, or Other Stock-Based Award granted under the Plan or granted in payment or settlement of a Performance-Based Bonus.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document (which may include, if so designated by the Committee, an Employment Agreement, as defined herein) evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Change of Ownership” shall be deemed to have occurred if either (1) individuals who, as of the Effective Date of this Plan, constitute the Board of the Company (as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the

Effective Date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership, for purposes of this Plan, shall have occurred. If any of the events enumerated in clauses (1) or (2) occur, the Board shall determine the effective date of the Change of Ownership resulting therefrom, for purposes of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. All references to the Code or any section thereof shall include the Treasury Regulations and other Department of Treasury guidance issued thereunder.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom (i) to the extent necessary to comply with Rule 16b-3 only, is a “disinterested Person” within the meaning of Rule 16b-3 and (ii) to the extent necessary to comply with Section 162(m) only, is an “outside director” within the meaning of Section 162(m). Until otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

“Company” shall mean KB Home, together with any successor thereto.

“Effective Date” shall have the meaning set forth in Section 14(a) hereof.

“Employment Agreement” shall mean (i) with respect to Awards relating to performance in fiscal year 1995, an agreement between the Company and a Participant, the effectiveness or continuing effectiveness of which is contingent upon approval, or approval of the Plan, by the Company’s stockholders, which approval shall satisfy all applicable requirements of Section 162(m) and (ii) with respect to Awards relating to performance in any fiscal year of the Company after fiscal year 1995, an agreement between the Company and a Participant entered into prior to the end of the first fiscal quarter of such fiscal year.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 7 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 7 of the Plan and that is not intended to be an Incentive Stock Option.

“Officer” shall mean, at any time, an individual who is an officer of the Company or any of its subsidiaries.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 11 of the Plan.

“Participant” shall mean any Officer selected by the Committee to receive an Award under the Plan.

“Performance-Based Bonus” shall mean a bonus opportunity awarded in accordance with Section 6 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this KB Home Performance-Based Incentive Plan for Senior Management.

“Restricted Stock” shall mean any Share granted under Section 9 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and, for the avoidance of doubt only, the Treasury Regulations and other Department of Treasury guidance issued thereunder.

“Section 409A” shall mean Section 409A of the Code and, for the avoidance of doubt only, the Treasury Regulations and other Department of Treasury guidance issued thereunder.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Shares” shall mean shares of the Common Stock, $1 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 8 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Officer; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended, provided that Options may be settled only in cash and Shares; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, provided that such determinations shall not cause a violation of the requirements of Section 409A; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) recommend to the Board any amendment, alteration, suspension, discontinuance or termination of the Plan, and subject to the shareholder approval requirement set forth in Section 12(a), to take any such action not required by applicable law to be taken by the Board, (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Officer.

SECTION 4. Award Limits.

(a) Plan Shares. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. If, after the Effective Date of the Plan, any Shares covered by an Award denominated in Shares granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(b) Individual Stock-Based Awards. Subject to adjustment as provided in Section 4(c), no Participant may receive stock-based Awards under the Plan in any calendar year that relate to more than 100,000 Shares; provided, however, that such number may be increased with respect to any Participant by any Shares available for grant to such Participant in accordance with this Paragraph 4(b) in any prior years that were not granted in such prior years. No provision of this Paragraph 4(b) shall be construed as limiting the amount of any cash-based Award which may be granted to any Participant.

(c) Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, and other than normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares or the price of the Shares, the Committee shall make appropriate proportionate adjustments to reflect such change with respect to any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to qualify under Section 422(b)(1) of the Code, as from time to time amended, (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended, and (C) with respect to any Award under the Plan no such adjustment shall be authorized to the extent that such authorization or adjustment would cause a violation of the requirements of Section 409A.

(d) Substitute Awards. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which Substitute Awards are granted to individuals who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan; provided that any assumption or substitution under this Section 4(d) must comply with the requirements of Section 409A.

(e) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Shares acquired by the Company on the open market or otherwise.

(f) Cash Award Limits. (i) Any Participant who is the Chief Executive Officer at the time of payment of an Award (other than a stock-based Award) shall be eligible to be paid in any calendar year an amount not in excess of $5,000,000 in respect of any such cash Award under the Plan, and (ii) no Participant other than a Participant described in clause (i) of this Paragraph 4(f) shall be eligible to be paid in any calendar year more than $2,000,000 in respect of any such cash Award. No provision of this Paragraph 4(f) shall be construed as limiting the number of stock-based Awards that a Participant may receive.

SECTION 5. Eligibility. Any Officer, including any Officer who is a director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant.

SECTION 6. Performance-Based Bonuses.

(a) At such times and in such manner as may be prescribed by Section 162(m), the Committee may select Participants and award to such Participants the opportunity to earn a Performance-Based Bonus, which will be contingent upon the Company’s attainment of performance goals selected by the Committee.

(b) Performance goals which may be employed by the Committee for purposes of a Performance-Based Bonus awarded under Paragraph (a) will include pre-tax income, after-tax income, cash flow, return on equity, return on capital, earnings per share, unit volume, net sales or service quality, as determined in accordance with GAAP, if applicable, which goals may relate to the Company as a whole or, if applicable, to the performance of one or more specific divisions or Affiliates.

(c) Notwithstanding Paragraphs (a) and (b), the formula for determining a Performance-Based Bonus to any Participant may, if so determined by the Committee, be governed by the terms of an Employment Agreement applicable to such Participant.

(d) Performance-Based Bonuses awarded under Paragraph (a) may be paid in cash, other Awards or any combination thereof, and the form of payment may be governed, as to any Participant, by an Employment Agreement applicable to such Participant.

SECTION 7. Stock Options.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Officers to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, provided, however, that the Committee shall not amend an Option to reduce the per Share exercise price (except as permitted by Section 4(c)) or otherwise modify an Option or add any feature for the deferral of compensation in any manner that would cause a violation of the requirements of Section 409A. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted, which exercise price shall be not less than the Fair Market Value of the Shares subject to the Option on the date of grant of the Option.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that the Committee shall not extend the exercise period of an Option beyond the earlier of the latest date upon which the Option could have expired by its original terms under any circumstances or the tenth anniversary of the date of grant of such Option. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such exercise price plus the related amount of any taxes required to be withheld by the Company in connection with such exercise, to the extent such withholding taxes are then ascertainable. If the amount of such taxes is not ascertainable at the time of the notice of exercise, such amount shall be tendered by you to the Company as soon as the same shall become ascertainable and shall be communicated to you by the Company.

SECTION 8. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Officers to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right which is not related to an Incentive Stock Option and which can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 9. Restricted Stock.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Officers to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Notwithstanding any other provision of this Plan to the contrary, the period during which such Awards may be forfeited to the Company shall not terminate prior to the third anniversary of the date of grant of such Award; provided, however, that the Committee may determine to have such period terminate after the first anniversary of the date of grant of any such Award if the Committee has established conditions for the earning of such Award that relate to performance of the Company or one or more divisions or units thereof. Subject to the preceding sentence, once established, such performance vesting criteria may be changed, adjusted or amended during the term of an Award.

(b) Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

SECTION 10. Change of Ownership. Notwithstanding anything to the contrary in this

Plan, unless otherwise specifically determined by the Committee at the time of grant, all Options theretofore granted and not fully exercisable shall become exercisable in full and the restrictions on any other outstanding Awards shall lapse upon the occurrence of a Change of Ownership.

SECTION 11. Other Stock-Based Awards. The Committee shall have authority to grant to any Officer an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 12. Amendment and Termination.

(a) Amendments to the Plan. Subject to the authority of the Committee as set forth in Section 3, and subject to the requirements of Section 409A and of Section 13(p) hereof, if applicable, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States, subject to the requirements of Section 409A and of Section 13(p) hereof, if applicable.

(b) Amendments to Awards. Subject to the requirements of Section 409A and of Section 13(p) hereof, if applicable, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that no outstanding Option may be amended to decrease the per Share exercise price or extend the exercise period thereof, or otherwise modified in any manner, except in accordance with Sections 4(c), 7(a), and 7(c) hereof.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended, or to the extent that such authority or adjustment would cause a violation of the requirements of Section 409A.

(d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award; provided, however, that except as permitted by Sections 4(c) and 12(c) hereof, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per Share exercise price, and no alternative Award may be made if such action would cause a violation of Section 409A.

SECTION 13. General Provisions.

(a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(b) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution; provided, however, that an Award may be transferable, to the extent set forth in the applicable Award Agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3, or (ii) if such Award is not intended to qualify for exemption under such rule.

(c) No Rights to Awards. Except as may be provided in an Employment Agreement, no Officer, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding. A Participant may be required to pay to the Company or any Affiliate,

and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld pursuant to this Section 13(e) shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of the liability for such withholding taxes based on the minimum applicable statutory withholding rates (or such other rate that will not create an adverse accounting cost or consequence).

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of bonuses, options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of California, except to the extent that the General Corporation Law of the State of Delaware shall be applicable to the Company.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and cash shall be paid in lieu of any fractional Shares, and such fractional Shares shall be eliminated by rounding down.

(o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p) Section 409A.

(1) To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall comply with the requirements of Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A, including without limitation any Treasury Regulations or other Department of Treasury guidance that may be issued or amended after the Effective Date or the Amendment Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, including such Department of Treasury guidance as may be issued after the Effective Date or the Amendment Date, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A.

(2) A Participant shall be solely responsible and liable for the satisfaction of all taxes, interest, and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes, interest, and penalties under Section 409A), and neither the Company nor its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes, interest, or penalties.

SECTION 14. Term of the Plan.

(a) Effective Date. The Plan became effective as of December 1, 1994 (the “Effective Date”) and was subsequently approved by the shareholders of the Company within one year thereafter. This amendment and restatement shall be effective as of the Amendment Date as defined herein.

(b) Expiration Date. The plan expired on November 30, 2004. No Award shall be granted under the Plan after November 30, 2004. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.